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CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

Company No. 5030455

The Registrar of Companies for England and Wales hereby certifies that

TOWNFROST LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 30th January 2004

N05030455K

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

for the record

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985